UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission File Number)	(IRS Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On August 23, 2024, Lockheed Martin Corporation (the “Company”) entered into Amendment No. 1 to Credit Agreement (the “Amendment”), which amends the Company’s existing $3.0 billion Revolving Credit Agreement, dated as of August 24, 2022, among the Company, as borrower, the lenders listed therein (the “Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as documentation agents, and Bank of America, N.A., as administrative agent (the “Credit Agreement”). The Amendment, among other things, extends the maturity date of the Credit Agreement by one year from August 24, 2028 to August 24, 2029 and removes the existing financial maintenance covenant set forth in the Credit Agreement that required the Company to comply with a maximum leverage ratio of 65%.

Except as amended by the Amendment, the terms of the Credit Agreement remain in full force and effect.
The foregoing description of the Amendment is qualified by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company and the Company’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, trust or agency, foreign exchange, advisory or other financial services, for which they received, or will receive, customary fees and expenses.

Item 7.01 Regulation FD Disclosure.
Update on F-35 Technology Refresh 3
The U.S. government’s F-35 Joint Program Office (the “JPO”) and the Company have reached an agreement for the acceptance and delivery of Technology Refresh 3 (“TR-3”) enabled aircraft with robust combat training capability. As part of the agreement, the JPO will withhold a portion of final aircraft delivery payments from the Company until TR-3 combat capability is qualified and delivered. Additionally, the Company is making significant investments in development labs and digital infrastructure that benefit the F-35 enterprise’s speed and agility in fielding capabilities to the most advanced and connected fighter jet.

The substance of this agreement is consistent with the expectations the Company had at the time it issued its full-year 2024 guidance in connection with its second quarter 2024 earnings announcement.

Forward-Looking Statements

The statements in this Current Report on Form 8-K, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, and are based on the Company’s current expectations and assumptions, including statements about the payment terms and the phased approach to delivery of TR-3 capabilities, and investments in, and the impact of, development labs and digital infrastructure for the F-35 program. Actual results may differ materially due to factors such as: executing future flight tests and integrating findings resulting from aircraft testing and operations; the performance of the Company and its suppliers, including challenges relating to the delivery of hardware and software development; risks related to the development, production, sustainment, performance, schedule, cost and requirements of the F-35 program; planned production rates and orders; compliance with stringent performance and reliability standards; materials availability, including government furnished equipment; the timing of contract awards or delays in contract definitization as well as the timing and customer acceptance of product deliveries and performance milestones; performance and financial viability of key suppliers, teammates, joint ventures, joint venture partners, subcontractors and customers; budget uncertainty, the risk of future budget cuts, the impact of continuing resolution funding mechanisms and the debt ceiling and the potential for government shutdowns and changing funding and acquisition priorities; government actions that prevent the sale or delivery of the Company’s products; and changes in foreign national priorities and foreign government budgets and planned orders. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) including "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q. The Company’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, the Company expressly disclaims a duty to provide updates to forward-looking statements after the date of this Current Report on Form 8-K to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this filing are intended to be subject to the safe harbor protection provided by the federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Credit Agreement, dated as of August 23, 2024, among Lockheed Martin Corporation, the lenders listed therein, and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: August 26, 2024	By:	/s/ John E. Stevens
John E. Stevens
Vice President and Associate General Counsel